CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Legg Mason Partners Premium Money Market Trust – Western Asset Premium U.S. Treasury Reserves (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2019 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Partners Premium Money	Legg Mason Partners Premium Money
Market Trust -	Market Trust -
Western Asset Premium U.S. Treasury Reserves	Western Asset Premium U.S. Treasury Reserves

/s/ Jane Trust	/s/ Richard F. Sennett
Jane Trust	Richard F. Sennett

Date: April 22, 2019	Date: April 22, 2019

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.